Exhibit 99.2

Forward-looking Statements These slides contain (and the accompanying oral discussion contains) "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by these statements, including health issues, litigation and regulation relating to our business, our ability to achieve profitability, significant cyclical fluctuations in our customers' businesses, competitive substitutes for our products, risks associated with our international operations, including foreign currency rate fluctuations, energy costs and the availability and prices of raw materials and other factors disclosed in periodic reports filed with the Securities and Exchange Commission. Consequently these forward-looking statements should be regarded as the Company's current plans, estimates and beliefs. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Brush Engineered Materials Inc. Annual Meeting of Shareholders May 5, 2010

2 2009: In Summary Financial results significantly impacted by the economic crisis Sales revenues down 21% Earnings dropped to $(0.61) per share from $0.89 in 2008 Yet, we maintained strong cash flow and balance sheet

3 Brush Engineered Materials transformed A leaner, more resilient business model More balanced Lower capital costs Growth and margin contributions from acquisitions Broadened market reach

4 Validating our Strategy Our return to profitability much faster compared to 2000/2002 downturn

5 Validating our Strategy Less traditional markets gaining stronger share

6 Smart and Accretive Acquisitions Barr Associates Westford, Massachusetts Academy Corporation Albuquerque, New Mexico

7 Building a broader technology base in precision thin film coatings and optical filters

8 Academy acquisition expands our precious metals capabilities

9 Capitalizing on opportunities from acquisitions Strengthened technology bench Established platform for growth Created powerful distinctive competencies Synergies differentiate Brush

10 Building for the future $90.3 million primary beryllium facility

11 Strong performance to date in 2010 Demand greater than anticipated Telecom infrastructure Consumer electronics Data storage Automotive Optics Oil & gas Aerospace

12 Transforming Our World and Yours

13 As 2009 began, we were facing unprecedented challenges New priorities ... Reduce cost significantly Maintain the quality of our balance sheet While pressing ahead with key growth initiatives

14 As 2009 began ... we were a much stronger company Growth (Sales in millions) Balance Sheet Quality (Total debt in millions) - New product introduction - International expansion - Manufacturing excellence - Acquisitions

15 We were in a much better position to respond Scale larger Markets more diverse Growth opportunities greater Balance sheet stronger

16 On the cost front Initially ... Diligently reduce working capital Reduce capital spending Seek supplier concessions Reduced headcount Implemented pay freezes Reduced work hours Suspended a portion of the 401(k) match Limited discretionary spending Deferred lower priority initiatives

17 On the cost front Later ... Cumulative employment reduction to 17% Senior executive salary reductions of 10% Director cash retainer reduced 10% Senior manager salary reductions of 7% Suspended the balance of the 401(k) match

18 Overall these actions did Ensure a healthy balance sheet Lead to a leaner, more efficient operating structure Not disrupt investment in critical growth programs

19 Our balance sheet quality and financial flexibility are significant strengths Total Debt (in millions) Debt-to-Debt-Plus-Equity Barr acquisition $55.4 million, debt increased only $22 million

20 2009 ended and 2010 began in a markedly different environment Expect to be solidly profitable End market demand improving Consumer markets improved first Industrial markets improved later

21 Now beginning to see leverage from the 2009 actions Prior year cost reductions Solid balance sheet Acquisitions in place Strong growth Margins improving

22 The company reported stronger than expected first quarter results Sales a record at $295.1 million An increase of $159.7 million Demand contributed $80.0 million or 60% Acquisitions added $60.0 million Metal prices added $19.0 million

23 The company reported stronger than expected first quarter results Net income was $.33 per share Results included $.12 per share of charges, $.07 due to the health care bill Margins expanded

24 The company raised its outlook for the year due to Continuing improvement in order entry A growing backlog Improving margins Expect 2010 earnings to be $1.45 - $1.75 per share

25 Transforming Our World and Yours

26 In good position for the future Our materials meet mission-critical needs Interconnect solutions from Engineered Material Systems

27 In good position for the future Directional drilling materials from Specialty Engineered Alloys

28 In good position for the future Beryllium beam pipes and speaker diaphragms from the Beryllium and Beryllium Composites Segment

29 In good position for the future Advanced Material Technologies and Services segment supports LED's and solar

30 We have what it takes A clear and deliberate strategy Unrivaled high performance materials Exciting long-term market prospects A motivated, talented employee team

31 Brush Engineered Materials From metals and mining Through specialty metals, and On to advanced materials

32 Transforming Our World and Yours